Exhibit 3.7


                              BYLAWS

                                OF

               TPG SHIELD ACQUISITION CORPORATION

                        February 20, 1997


                            ARTICLE I

                             OFFICES


            SECTION 1.   PRINCIPAL OFFICE. - The principal
office of the corporation shall be c/o the office of the The
Corporation Trust Incorporated at 32 South Street in Maryland, in the City of Baltimore.

            SECTION 2.   OTHER OFFICES. - The corporation may
have such other offices and places of business, within or without the State of Maryland, as shall be determined by the directors.

                            ARTICLE II

                           SHAREHOLDERS


            SECTION 1.   PLACE OF MEETINGS. - Meetings of the
shareholders may be held at such place or places, within or without the State of Maryland, as shall be fixed by the directors and stated in the notice of the meeting.

            SECTION 2. ANNUAL MEETING. - The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date as may be fixed by the directors and stated in the notice of the meeting.






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            SECTION 3.   NOTICE OF ANNUAL MEETING. - Notice of
the annual meeting shall be given to each shareholder entitled to vote, at least ten days prior to the meeting.

            SECTION 4. SPECIAL MEETINGS. - Special meetings of the shareholders for any purpose or purposes may be called by the President or Secretary and must be called upon receipt by either of them of the written request of the holders of [twenty-five] percent of the stock then outstanding and entitled to vote.

            SECTION 5. NOTICE OF SPECIAL MEETING. - Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten days prior to the meeting. The notice shall also set forth at whose direction it is being issued.

            SECTION 6.   QUORUM. - At any meeting of the
shareholders, the holders of a majority of the shares of stock then entitled to vote, shall constitute a quorum for all purposes, except as otherwise provided by law or the Articles of Incorporation.

            SECTION 7. VOTING. - At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and, except as may be otherwise provided by the Articles of Incorporation, shall have one vote for each share of stock registered in his name.

            SECTION 8. ADJOURNED MEETING. - Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

            SECTION 9.   ACTION BY WRITTEN CONSENT OF
SHAREHOLDERS. - Whenever by any provision of statute or of the Articles of Incorporation or of these Bylaws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting





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and vote of shareholders may be dispensed with, if all the
shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.


                           ARTICLE III

                            DIRECTORS


            SECTION 1. NUMBER. - The number of directors of the corporation shall be three (3) who shall hold office for the term of one year and until the successor or successors is or are elected and shall qualify. The number of directors may be increased or decreased from time to time by amendment to these Bylaws made by a majority of the Board of Directors or by the shareholders. The number of directors may be less than three when all of the shares are owned by less than three shareholders, but in such event the number of directors may not be less than the number of shareholders. Directors need not be shareholders.

            SECTION 2. POWERS. - The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of Maryland, the Articles of Incorporation or these Bylaws.

            In addition to the powers and authorities by these Bylaws expressly conferred upon them, the directors may exercise all such powers of the corporation and do such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

            SECTION 3.   MEETING, QUORUM, ACTION WITHOUT
MEETING. - Meetings of the Board may be held at any place, either within or outside the State of Maryland, provided a quorum be in attendance. Except as may be otherwise provided by the Articles of Incorporation or by the General Corporation Law of Maryland, a majority of the directors in office shall





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constitute a quorum at any meeting of the Board and the vote of a majority of a quorum of directors shall constitute the act of the Board.

            The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders. Regular meetings of the Board of Directors may be established by a resolution adopted by the Board. The Chairman of the Board (if any) or the President or Secretary may call, and at the request of any two directors, must call a special meeting of the Board of Directors, five days' notice of which shall be given by mail, or two days' notice personally or by telegraph or cable to each director.

            Any one or more members of the Board or any Committee thereof may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

            Any action required or permitted to be taken by the Board or any Committee thereof may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action.

            The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.

            SECTION 4. VACANCIES, REMOVAL. - Except as otherwise provided in the Articles of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

            Except where the Articles of Incorporation contains provisions authorizing cumulative voting or the election of one





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or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) either for or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or, (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board. A vacancy or vacancies occurring from such removal may be filled at the special meeting of shareholders or at a regular or special meeting of the Board of Directors.

            SECTION 5. COMMITTEES. - The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.


                            ARTICLE IV

                             OFFICERS


            SECTION 1. EXECUTIVE OFFICERS. - The executive officers of the corporation shall be a President, a Treasurer and a Secretary, all of whom shall be elected annually by the directors, who shall hold office during the pleasure of the directors. Except for the offices of President and Secretary, any two offices or more may be held by one person. Provided, however, when all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices. All vacancies occurring among any of the officers shall be filled by the directors. Any officer may be removed at any time by the affirmative vote of a majority (unless the Articles of Incorporation required a larger vote) of the directors present at a special meeting of directors called for the purpose.






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            SECTION 2.   OTHER OFFICERS. - The Board of
Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

            SECTION 3. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

            SECTION 4. PRESIDENT. The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or nonelection of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

            SECTION 5. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

            SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

            The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they





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may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

            SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

            SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.


            SECTION 9.   SALARIES. - The salaries of all
officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.






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                            ARTICLE V

                          CAPITAL STOCK


            SECTION 1. FORM AND EXECUTION OF CERTIFICATES. Certificates of stock shall be in such form as required by the General Corporation Law of Maryland and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the President, the Vice President or Chairman of the Board (if any) and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

            SECTION 2. TRANSFER. - Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificates for such shares properly assigned for transfer.

            SECTION 3. LOST OR DESTROYED CERTIFICATES. - The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against loss or liability by reason of the issuance of such new certificates.

            SECTION 4. RECORD DATE. - In lieu of closing the books of the corporation, the Board of Directors may fix, in advance, a date, not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote, at any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to





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receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.


                            ARTICLE VI

                          MISCELLANEOUS


            SECTION 1.   DIVIDENDS. - The directors may declare
dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

            SECTION 2. SEAL - The directors shall provide a suitable corporate seal which shall be in charge of the Secretary and shall be used as authorized by the Bylaws.

            SECTION 3.   FISCAL YEAR. - The fiscal year of the
corporation shall be fixed by the directors.

            SECTION 4.   CHECKS, NOTES, ETC. - Checks, notes,
drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the directors.

            The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the directors.

            SECTION 5. NOTICE AND WAIVER OF NOTICE. - Any notice required to be given under these Bylaws may be waived by the person entitled thereto, in writing, by telegram, cable or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

            Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in a sealed postpaid wrapper, addressed to such shareholder, officer or director, at such address as appears on





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the books of the corporation and such notice shall be deemed to have been given on the day of such deposit.

                           ARTICLE VII

                            AMENDMENTS


            SECTION 1. BY SHAREHOLDERS. - These Bylaws may be amended at any shareholders' meeting by vote of the shareholders holding a majority (unless the Articles of Incorporation requires a larger vote) of the outstanding stock having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

            SECTION 2. BY DIRECTORS. - The Board of Directors may also amend these Bylaws at any regular or special meeting of the Board by a majority (unless the Articles of Incorporation requires a larger vote) vote of the entire Board, but any Bylaws so made by the Board of Directors may be altered or repealed by the shareholders.




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